Exhibit 99.2

FINANCIAL STATEMENTS OF ASSETS ACQUIRED

WITH

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FOR THE YEAR ENDED DECEMBER 31, 2005

AND THE INTERIM PERIODS ENDED MARCH 31, 2006 AND 2005

FOR

WHITTIER ENERGY CORPORATION

WHITTIER ENERGY CORPORATION

FINANCIAL STATEMENTS OF ASSETS ACQUIRED

TABLE OF CONTENTS

Page

Report of Independent Registered Public Accounting Firm	1

Financial Statements

Statements of Revenues and Direct Operating Expenses for the Year Ended December 31, 2005 and Three Months Ended March 31, 2006 and 2005	2

Notes to Statements of Revenues and Direct Operating Expenses	3

Supplemental Information – Disclosures About Oil and Gas Producing Activities – Unaudited	4

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders of the Whittier Energy Corporation:

We have audited the accompanying statement of Revenues and Direct Operating Expenses for the Acquired Westhoff Ranch Field by Whittier Energy Corporation (as described in Note 1) for the year ended December 31, 2005. This financial statement is the responsibility of the Company's management.  Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of Revenues and Direct Operating Expenses is free of material misstatement.  The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting.  An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of Revenues and Direct Operating Expenses, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit of the statement of Revenues and Direct Operating Expenses provides a reasonable basis for our opinion.

As disclosed in Note 2, the accompanying statement is prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in Form 8-K of the Company and is not intended to be a complete financial presentation of the acquired properties described above.

In our opinion, the statement of Revenues and Direct Operating Expenses referred to above presents fairly, in all material respects, the results of operations of the acquired Westhoff Ranch Field, for the year ended December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

Grant Thornton LLP

Houston, Texas
August 16, 2006

Whittier Energy Corporation
Acquired Westhoff Ranch Field
Statement of Revenues and Direct Operating Expenses
Three Months Ended March 31, 2006 and 2005 and
Year Ended December 31, 2005

(in Thousands)

	Three Months	Three Months
	Ended	Ended	Year Ended
	March 31, 2006	March 31, 2005	December 31, 2005
	(Unaudited)	(Unaudited)

Revenues:
Oil and gas sales	$2,211	$904	$6,975

Direct operating expenses:
Production taxes	139	51	503
Lease operating expenses	204	97	603

Excess of revenue over
Direct operating expenses	$1,868	$756	$5,869

See accompanying notes

Whittier Energy Corporation

Notes to Financial Statement

Note 1 – The Acquired Westhoff Ranch Field

The accompanying financial statement represents the revenues and direct operating expenses attributable to the net working and revenue interests related to properties in the Westhoff Ranch Field in Jackson County, Texas acquired by Whittier Energy Corporation (“Whittier” or the “Company”) on June 1, 2006 (“Westhoff Ranch Field”), from various third party owners. Whittier acquired the properties for approximately $18 million with an effective date of February 1, 2006.  Westhoff Ranch Field was used by the third party sellers for the exploration, development and production of oil and gas, which is the intended continued use for the acquired assets by the Company. The acquired properties and their related operations are included in Whittier’s consolidated financial statements from the date of closing.

The Company acquired an average 75% operated working interest (59.5% average revenue interest) in the Westhoff Ranch Field, including interests in approximately 22 gross oil and gas wells and one salt water disposal well, for approximately $18 million in cash. The purchase price was funded by borrowings under the Company’s existing revolving credit facility.

Note 2 – Basis of Presentation

The historical financial statements reflecting the financial position, results of operations and cash flows required by accounting principles generally accepted in the United States of America are not presented, since such information is neither readily available on an individual property basis nor meaningful for the properties acquired because the entire acquisition cost is being assigned to oil and gas properties.  Accordingly the statements of revenues and direct operating expenses are presented in lieu of the financial statements required under Rule 3-05 of the Securities and Exchange Commission (“SEC”) Regulation S-X.

The accompanying statement of revenues and direct operating expenses, representing Whittier’s net working and revenue interests in the Westhoff Ranch Field, is presented on the full cost basis of accounting.  Depreciation, depletion and amortization, allocated general and administrative expenses, interest expense and income, and income taxes have been excluded because the property interests acquired represent only a portion of a business, and the expenses incurred are not necessarily indicative of the expenses to be incurred by Whittier.

The preparation of the full financial statements in conformity with accounting principles generally accepted in the United States requires use of estimates and assumptions regarding certain types of revenues and expenses. Such estimates primarily relate to the unsettled transactions and events as of the date of the financial statements.  Actual results may differ from such estimates.

WHITTIER ENERGY CORPORATION
SUPPLEMENTAL OIL AND GAS INFORMATION OF THE ACQUIRED WESTHOFF RANCH FIELD
(UNAUDITED)

The following supplemental information regarding the oil and gas activities of the acquired Westhoff Ranch Field is presented pursuant to the disclosure requirements promulgated by the SEC and SFAS No. 69, “Disclosures About Oil and Gas Producing Activities.”

The following estimates of reserve quantities and related Standardized Measure of discounted net cash flows are estimates only, and are not intended to reflect realizable values or fair market values of the acquired Westhoff Ranch Field’s reserves. The Company emphasizes that reserve estimates are inherently imprecise and that estimates of new discoveries are more imprecise than producing oil and gas properties. Additionally, the price of oil and gas has been very volatile and downward changes in prices can significantly affect quantities that are economically recoverable. Accordingly, these estimates are expected to change as future information becomes available and these changes may be significant.

Proved reserves are estimated reserves of crude oil and natural gas that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed reserves are those expected to be recovered through existing wells, equipment and operating methods.

The Standardized Measure of discounted future net cash flows is computed by period-end prices of oil and gas (with consideration of price changes only to the extent provided by contractual arrangements) to the estimated future production of proved oil and gas reserves, less estimated future expenditures (based on period-end costs) to be incurred in developing and producing the proved reserves, less estimated future income tax expenses. The estimated future net cash flows are then discounted using a rate of 10% a year to reflect the estimated timing of the future cash flows.

SUPPLEMENTAL INFORMATION – DISCLOSURES ABOUT OIL AND GAS

PRODUCING ACTIVITIES-UNAUDITED

Proved Oil and Gas Reserve Quantities

(All within the United States)

	Oil	Gas
	Reserves	Reserves
	(Bbls.)	(Mcf.)
Proved developed and undeveloped reserves:

Balance December 31, 2004	332,778	3,521,752
Revision of previous estimates	2,824	60,501
Purchases of minerals in place	—	—
Extensions, discoveries and other additions	—	—
Sales of minerals in place	—	—
Production	(44,659)	(536,819)

Balance December 31, 2005	290,943	3,045,434
Revision of previous estimates	(17,128)	(184,017)
Purchases of minerals in place	—	—
Extensions, discoveries and other additions	—	—
Sales of minerals in place	—	—
Production	(21,907)	(295,906)

Balance May 31, 2006	251,908	2,565,511

Proved Developed Reserves:

Balance December 31, 2004	82,279	1,263,025
Balance December 31, 2005	223,757	2,725,376
Balance May 31, 2006	184,722	2,245,553

SUPPLEMENTAL INFORMATION – DISCLOSURES ABOUT OIL AND GAS

PRODUCING ACTIVITIES-UNAUDITED

(All Amounts in Thousands)

Capitalized Costs Relating to Oil and Gas Producing Activities (All within the United States)

As of May 31, 2006

Proved oil and gas properties	$10,983,639
Unproved oil and gas properties	7,022,327
Accumulated depreciation and depletion	—

Net capitalized cost	$18,005,966

Results of operations for producing activities (All within the United States)

	Six Months
	Ended	Year Ended
	June 30, 2006	December 31, 2005

Oil and gas revenues	$3,590	$6,975
Lease operating expenses	408	603
Production taxes	224	503
Excess of revenue over direct operating expenses	$2,958	$5,869

Standardized Measure of Discounted Future Net Cash Flows and Changes Therein Relating to Proven Oil and Gas Reserves (All within the United States)

	As of May 31, 2006	As of December 31, 2005
	(In Thousands)	(In Thousands)

Future cash inflows	$34,403	$52,801
Future development costs	(1,662)	(1,710)
Future production costs	(6,369)	(8,550)
Future income tax expenses	(5,100)	(9,332)
Future net cash flows	21,272	33,209
10% annual discount for estimated timing of cash flows	(1,191)	(7,828)
Standardized measure of discounted net cash flows	$20,081	$25,381

Principal sources of change in the standardized measure of discounted future net cash flows

	As of May 31, 2006	As of December 31, 2005
	(In Thousands)	(In Thousands)

Beginning balance	$25,381	$15,174
Oil and gas sales	(3,170)	(5,869)
Purchases of minerals in place	—	—
Sales of minerals in place	—	—
Extensions and discoveries	—	—
Net changes in prices, production cost and future development cost	(3,219)	25,075
Net changes due to revisions of previous quantity estimates	—	—
Development cost incurred	(546)	(4,627)
Accretion of discount	988	1,379
Net change in income taxes	4,231	(6,860)
Other	(3,584)	1,109
Ending balance	$20,081	$25,381